Exhibit 25.3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Branch Banking and Trust Company

(Exact name of trustee as specified in its charter)

North Carolina	56-0149200
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification Number)

223 West Nash Street Wilson, NC 27893	27893
(Address of principal executive offices)	(Zip Code)

Gregory Yanok

Vice President

223 West Nash Street

Wilson, NC 27893

(252) 246-4679

(Name, address and telephone number of agent for service)

Delaware	D.R. Horton, Inc..	75-2386963
(State or other jurisdiction of incorporation or organization)	(Exact name of obligor as specified in its charter)	(IRS Employer Identification Number)

1341 Horton Circle Arlington, TX		76011
(Address of principal executive offices)		(Zip Code)

SUBORDINATED DEBT SECURITIES

AND RELATED GUARANTEES

(Title of the indenture securities)

TABLE OF ADDITIONAL CO-OBLIGORS

The following direct and indirect subsidiaries of D.R. Horton, Inc. may guarantee the D.R. Horton Inc. subordinated debt securities. The address, including zip code, and telephone number, including area code, for each of the co-obligors is c/o D.R. Horton, Inc., 1341 Horton Circle Arlington, Texas 76011, (817) 390-8200.

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
C. Richard Dobson Builders, Inc.	Virginia	54-1082672
CH Investments of Texas, Inc.	Delaware	86-0831611
CHI Construction Company	Arizona	86-0533370
CHTEX of Texas, Inc.	Delaware	74-2791268
Continental Homes, Inc.	Delaware	86-0515339
Continental Homes of Texas, L.P.	Texas	74-2791904
Continental Residential, Inc.	California	86-0596757
D.R. Horton – Colorado, LLC	Delaware	47-4670290
D.R. Horton – CHAustin, LLC	Delaware	47-4632353
D.R. Horton – Crown, LLC	Delaware	46-1022394
D.R. Horton – Emerald, Ltd.	Texas	75-2926873
D.R. Horton – Georgia, LLC	Delaware	46-1040657
D.R. Horton – Indiana, LLC	Delaware	47-4681214
D.R. Horton – Permian, LLC	Delaware	47-4645825
D.R. Horton – Regent, LLC	Delaware	46-1018273
D.R. Horton – Schuler Homes, LLC	Delaware	02-0548194
D.R. Horton – Texas, Ltd.	Texas	75-2491320
D.R. Horton – WPH, LLC	Delaware	46-1038842
D.R. Horton, Inc. – Birmingham	Alabama	62-1666398
D.R. Horton, Inc. – Chicago	Delaware	75-2795240
D.R. Horton, Inc. – Dietz-Crane	Delaware	75-2926868
D.R. Horton, Inc. – Greensboro	Delaware	75-2599897
D.R. Horton, Inc. – Gulf Coast	Delaware	75-2926872
D.R. Horton, Inc. – Huntsville	Delaware	20-4973832
D.R. Horton, Inc. – Jacksonville	Delaware	75-2460269
D.R. Horton, Inc. – Louisville	Delaware	75-2636512
D.R. Horton, Inc. – Midwest	California	75-2589359
D.R. Horton, Inc. – Minnesota	Delaware	75-2527442
D.R. Horton, Inc. – New Jersey	Delaware	75-2665362
D.R. Horton, Inc. – Portland	Delaware	75-2763765
D.R. Horton, Inc. – Torrey	Delaware	75-2689997
D.R. Horton BAY, Inc.	Delaware	65-1218940
D.R. Horton CA2, Inc.	California	75-2569592
D.R. Horton CA3, Inc.	Delaware	75-2926871
D.R. Horton CA4, LLC	Delaware	47-4619674
D.R. Horton Cruces Construction, Inc.	Delaware	65-1218942
D.R. Horton LA North, Inc.	Delaware	65-1218941
D.R. Horton Los Angeles Holding Company, Inc.	California	75-2589298
D.R. Horton Management Company, Ltd.	Texas	75-2436079
D.R. Horton Materials, Inc.	Delaware	75-2926870
D.R. Horton Serenity Construction, LLC	Delaware	75-2926876
D.R. Horton VEN, Inc.	California	75-2589293
DRH Cambridge Homes, LLC	Delaware	75-2797879
DRH Construction, Inc.	Delaware	75-2633738
DRH Regrem VII, LP	Texas	75-2926874
DRH Regrem XII, LP	Texas	65-1218943

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
DRH Regrem XIV, Inc.	Delaware	20-4974035
DRH Regrem XV, Inc.	Delaware	20-4974123
DRH Regrem XVI, Inc.	Delaware	20-4974218
DRH Regrem XVII, Inc.	Delaware	20-4974283
DRH Regrem XVIII, Inc.	Delaware	20-4974344
DRH Regrem XIX, Inc.	Delaware	20-4974420
DRH Regrem XX, Inc.	Delaware	20-4974895
DRH Regrem XXI, Inc.	Delaware	20-4975007
DRH Regrem XXII, Inc.	Delaware	20-4975092
DRH Regrem XXIII, Inc.	Delaware	20-4975165
DRH Regrem XXIV, Inc.	Delaware	20-4975234
DRH Regrem XXV, Inc.	Delaware	75-2440439
DRH Regrem XXXVII, LLC	Delaware	47-4681366
DRH Regrem XXXVIII, LLC	Delaware	47-4670415
DRH Regrem XXXIX, LLC	Delaware	47-4659972
DRH Regrem XL, LLC	Delaware	47-4654463
DRH Regrem XLI, LLC	Delaware	83-1219778
DRH Regrem XLII, LLC	Delaware	83-1226448
DRH Regrem XLIII, LLC	Delaware	83-1246812
DRH Regrem XLIV, LLC	Delaware	83-1257652
DRH Regrem XLV, LLC	Delaware	83-1275508
DRH Regrem XLVI, LLC	Delaware	83-1286376
DRH Regrem XLVII, LLC	Delaware	83-1310784
DRH Regrem XLVIII, LLC	Delaware	83-1321463
DRH Regrem XLIX, LLC	Delaware	83-1336183
DRH Regrem L, LLC	Delaware	83-1352262
DRH Regrem LI, LLC	Delaware	83-1368494
DRH Regrem LII, LLC	Delaware	83-1383774
DRH Regrem LIII, LLC	Delaware	83-1401560
DRH Regrem LIV, LLC	Delaware	83-1421468
DRH Regrem LV, LLC	Delaware	83-1433653
DRH Southwest Construction, Inc.	California	75-2589289
DRH Tucson Construction, Inc.	Delaware	75-2709796
HPH Homebuilders 2000 L.P.	California	68-0368156
KDB Homes, Inc.	Delaware	86-0565376
Lexington Homes - DRH, LLC	Delaware	47-4659801
Meadows I, Ltd.	Delaware	75-2436082
Meadows II, Ltd.	Delaware	51-0342206
Meadows VIII, Ltd.	Delaware	75-2824511
Meadows IX, Inc.	New Jersey	75-2684821
Meadows X, Inc.	New Jersey	75-2684823
Melody Homes, Inc.	Delaware	88-0309544
Pacific Ridge – DRH, LLC	Delaware	46-1030683
Schuler Homes of Arizona LLC	Delaware	99-0350555
Schuler Homes of California, Inc.	California	99-0328127
Schuler Homes of Oregon, Inc.	Oregon	99-0330791
Schuler Homes of Washington, Inc.	Washington	99-0329483
SGS Communities at Grande Quay L.L.C.	New Jersey	22-3481784
SHA Construction LLC	Delaware	86-1002579
SHLR of California, Inc.	California	99-0350554
SHLR of Nevada, Inc.	Nevada	99-0343628
SHLR of Washington, Inc.	Washington	99-0334375
SRHI LLC	Delaware	99-0343629
SSHI LLC	Delaware	91-1842222

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Vertical Construction Corporation	Delaware	22-3216488
Western Pacific Housing-Antigua, LLC	Delaware	95-4750872
Western Pacific Housing-Broadway, LLC	Delaware	95-4850687
Western Pacific Housing-Canyon Park, LLC	Delaware	95-4716219
Western Pacific Housing-Carrillo, LLC	Delaware	95-4815705
Western Pacific Housing-Communications Hill, LLC	Delaware	95-4637162
Western Pacific Housing-Copper Canyon, LLC	Delaware	95-4817406
Western Pacific Housing-Creekside, LLC	Delaware	95-4769848
Western Pacific Housing-Lomas Verdes, LLC	Delaware	95-4783214
Western Pacific Housing-McGonigle Canyon, LLC	Delaware	95-4735759
Western Pacific Housing-Mountaingate, L.P.	California	95-4539564
Western Pacific Housing-Norco Estates, LLC	Delaware	95-4686652
Western Pacific Housing-Pacific Park II, LLC	Delaware	95-4636584
Western Pacific Housing-Park Avenue East, LLC	Delaware	52-2350169
Western Pacific Housing-Park Avenue West, LLC	Delaware	95-4888647
Western Pacific Housing-Playa Vista, LLC	Delaware	95-4879655
Western Pacific Housing-River Ridge, LLC	Delaware	95-4870837
Western Pacific Housing-Terra Bay Duets, LLC	Delaware	95-4878114
Western Pacific Housing-Torrey Meadows, LLC	Delaware	95-4878113
Western Pacific Housing-Torrey Village Center, LLC	Delaware	95-4837541
Western Pacific Housing-Windemere, LLC	Delaware	95-4879656
Western Pacific Housing, Inc.	Delaware	95-4887164
Western Pacific Housing Management, Inc.	California	95-4692688
WPH-Camino Ruiz, LLC	Delaware	95-4802985

Item 1.	General information.

Furnish the following information as to the trustee-

(a)	Name and address of each examining or supervising authority to which it is subject.

State of North Carolina – Commissioner of Banks

State of North Carolina

Raleigh, North Carolina

Federal Reserve Bank of Richmond

Post Office Box 27622

Richmond, VA 23261

Federal Deposit Insurance Corporation

Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligors, the obligors are not affiliates of the trustee.

Items 3-15.

No responses are included for Items 3 through 15. Responses to those Items are not required because, as provided in General Instruction B the obligors are not in default on any securities issued under indentures under which Branch Banking and Trust Company is a trustee and Branch Banking and Trust Company is not a foreign trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

1.

A copy of the Articles of Incorporation for Branch Banking and Trust Company, as now in effect, is incorporated by reference to Exhibit 1 to the Form T-1 filed as Exhibit 25.1 to Registration Statement No. 333-221438.

2.

The authority of Branch Banking and Trust Company to commence business was granted under the Articles of Incorporation for Branch Banking and Trust Company, incorporated herein by reference to Exhibit 1 of this Form T-1.

3.

The authorization to exercise corporate trust powers was granted under the Articles of Incorporation for Branch Banking and Trust Company, incorporated herein by reference to Exhibit 1 of this Form T-1.

4.

A copy of the existing By-Laws of Branch Banking and Trust Company, as now in effect, is incorporated by reference to Exhibit 4 to the Form T-1 filed as Exhibit 25.1 to Registration Statement No. 333-221438.

5.	Not applicable.

6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939, is attached as Exhibit 6.

7.	The Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, is attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Branch Banking and Trust Company, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and the State of Texas, on the 7th day of August, 2018.

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Gregory Yanok
Name:	Gregory Yanok
Title:	Vice President

EXHIBIT 6 TO FORM T-1

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Branch Banking and Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

BRANCH BANKING AND TRUST COMPANY

Dated: August 7, 2018	By:	/s/ Gregory Yanok
	Name:	Gregory Yanok
	Title:	Vice President

EXHIBIT 7 TO FORM T-1

BB&T CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(Dollars in millions, except per share data, shares in thousands)	June 30, 2018
Assets
Cash and due from banks	$2,046
Interest-bearing deposits with banks	662
Cash equivalents	213
Restricted cash	132
AFS securities at fair value	23,919
HTM securities (fair value of $21,080 at June 30, 2018)	21,749
LHFS at fair value	1,615
Loans and leases	146,183
ALLL	(1,530)

Loans and leases, net of ALLL	144,653

Premises and equipment	2,154
Goodwill	9,617
CDI and other intangible assets	647
MSRs at fair value	1,143
Other assets	14,131

Total Assets	$222,681

Liabilities
Deposits	$159,475
Short-term borrowings	3,576
Long-term debt	24,081
Accounts payable and other liabilities	5,717

Total Liabilities	192,849

Commitments and contingencies
Shareholders’ Equity
Preferred stock, $5 par, liquidation preference of $25,000 per share	3,053
Common stock, $5 par	3,872
Additional paid-in capital	7,364
Retained earnings	17,197
AOCI, net of deferred income taxes	(1,706)
Noncontrolling interests	52

Total shareholders’ equity	29,832

Total liabilities and shareholders’ equity	$222,681